UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2003

GLOBAL INNOVATIVE SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

00-30299
(Commission File Number)

98-0217653
(IRS Employer Identification No.)

2114 Nanton Avenue, Vancouver, British Columbia, Canada V6L 3C7
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.737.6030

Item 5. Other Events

On November 8, 2003, our board of directors approved an eighty (80) for one (1) reverse stock split (the "Reverse Stock Split") of our Corporation's authorized, issued and outstanding common stock. The Reverse Stock Split was effected with the Nevada Secretary of State on November 12, 2003. As a result, the authorized capital of the Corporation has decreased from 200,000,000 to 2,500,000 shares of common stock with a par value of $0.001. The Reverse Stock Split will take effect with the OTC Bulletin Board at the opening for trading on Thursday, December 18, 2003 under the new stock symbol GBSI. The Corporation's new CUSIP number is 37938W 20 7.

Item 7. Exhibits

(99) Certificate of Reverse Stock Split filed with the Nevada Secretary of State on November 12, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INNOVATIVE SYSTEMS INC.

/s/ William McGinty
William McGinty, President and Director

Date: December 17, 2003.